Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 (Amendment #5), of our report dated June 22, 2011, relating to the financial statements of Braeden Valley Mines, Inc. as of December 31, 2010 and 2009, for the two years ended December 31, 2010, and for the period from August 11, 2008 (inception) to December 31, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.
Salt Lake City, Utah
February 16, 2012